UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2026

GREEN THUMB INDUSTRIES INC.

(Exact name of Registrant as Specified in Its Charter)

British Columbia	000-56132	98-1437430
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 West Huron Street Suite 700
Chicago, Illinois		60654
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 471-6720

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to License Agreement

On August 27, 2025, GTI Core, LLC (“GTI Core”), an indirect wholly-owned subsidiary of the Green Thumb Industries Inc. (the “Company”) entered into a Trademark and Recipe License Agreement (the “License Agreement”) with VCP IP Holdings, LLC (“VCP”), a wholly-owned subsidiary of RYTHM, Inc. (“RYM”). The Company is an indirect owner of approximately 33% of the outstanding shares of common stock of RYM, and Benjamin Kovler, the Company’s Chairman and Chief Executive Officer, also serves as the Chairman and Interim Chief Executive Officer of RYM. Under the License Agreement, VCP granted to GTI Core a license to use certain intellectual property related to the certain of RYM’s consumer packaged goods brands, including RYTHM, Beboe, Dogwalkers, Doctor Solomon’s, &Shine, and Good Green, in connection with the Company’s existing cannabis business. The consideration payable by GTI Core for the license rights consisted of a monthly license fee, payable in cash, based on sales of products using the licensed intellectual property.

On March 31, 2026, GTI Core and VCP entered into an amendment to the License Agreement (the “License Agreement Amendment”). Pursuant to the License Agreement Amendment, commencing on April 1, 2026, the consideration payable by GTI Core for the license rights will consist of an annual cash fee of $64.0 million payable in monthly installments. The annual fee will be increased on January 1 of each year during the term of the License Agreement, subject to an annual increase based on published consumer price index changes, subject to a maximum year-over-year increase of 10%. The License Agreement Amendment was executed following discussions between RYM and the Nasdaq staff in order to ensure RYM’s compliance with Nasdaq Capital Market listing standards regarding revenue derived from the federally illegal cannabis industry.

The foregoing summary of the License Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the License Agreement Amendment, which is filed as Exhibit 10.1 hereto, and which is incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On April 1, 2026, the Company issued a press release announcing the entry into the License Agreement Amendment, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information set forth in Item 7.01 of this Report, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information set forth in Item 7.01 of this Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

Also on March 31, 2026, GTI Core and MC Brands LLC (“MC Brands”), a wholly-owned subsidiary of RYM, entered into an amendment (the “May 2025 License Agreement Amendment”) to the Amended and Restated Trademark and Recipe License Agreement, as amended and restated on August 27, 2025, pursuant to which MC Brands granted to GTI Core an exclusive license to use certain intellectual property related to the incredibles brand in connection with the Company’s existing cannabis business. Consistent with the License Agreement Amendment described above, this amendment changed the consideration payable by GTI Core from a monthly license fee, payable in cash, based on sales of products using the licensed intellectual property, to an annual cash fee of $6.0 million payable in monthly installments, subject to an annual increase based on published consumer price index changes, subject to a maximum year-over-year increase of 10%.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment to Trademark and Recipe License Agreement, dated March 31, 2026, by and between VCP IP Holdings, LLC and GTI Core, LLC

99.1*	Press Release of Green Thumb Industries Inc. dated April 1, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Furnished but not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREEN THUMB INDUSTRIES INC.

Date:	April 1, 2026	By:	/s/ Anthony Georgiadis
Anthony Georgiadis President